Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Erez Goren, Co-Chief Executive Officer of Radiant Systems, Inc. (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the foregoing Quarterly Report of the Company:

(1)	fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78 m or 78o(d), and,

(2)	the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2002	/s/ EREZ GOREN
Erez Goren Chairman and Co-Chief Executive Officer

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, John H. Heyman, Co-Chief Executive and Chief Financial Officer of Radiant Systems, Inc. (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the foregoing Quarterly Report of the Company:

(1)	fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78 m or 78o(d), and,

(2)	the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2002	/s/ JOHN H. HEYMAN
John H. Heyman Co-Chief Executive and Chief Financial Officer